Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-3 No. 333-153006) pertaining to the 2008 shelf registration of MarineMax, Inc.,

2) Registration Statement (Form S-8 No. 333-141657) pertaining to the 2007 Incentive Compensation Plan of MarineMax, Inc.,

3) Registration Statement (Form S-8 No. 333-140366) pertaining to the 1998 Employee Stock Purchase Plan of MarineMax, Inc.,

4) Registration Statement (Form S-8 No. 333-83332) pertaining to the 1998 Incentive Stock Plan of MarineMax, Inc.,

5) Registration Statement (Form S-8 No. 333-63307) pertaining to the 1998 Incentive Stock Plan and the 1998 Employee Stock Purchase Plan of MarineMax, Inc.,

6) Registration Statement (Form S-3 No. 333-122091) of MarineMax, Inc.,

7) Registration Statement (Form S-8 No. 333-156358) pertaining to the 2008 Employee Stock Purchase Plan of MarineMax, Inc.,

of our reports dated December 15, 2008, with respect to the consolidated financial statements of MarineMax, Inc., included in this Form 10-K/A and the effectiveness of internal control over financial reporting of MarineMax, Inc., included in the Annual Report on Form 10-K of MarineMax, Inc. for the year ended September 30, 2008.

/s/  Ernst & Young LLP

Tampa, Florida
February 18, 2009